Exhibit 4.30

FORM OF

SUPPLEMENTAL INDENTURE NO. _______

FROM

OKLAHOMA GAS AND ELECTRIC COMPANY

TO

BOKF, NA

TRUSTEE

________________________________________________________

DATED AS OF

________________________________________________________

SUPPLEMENTAL TO INDENTURE

DATED AS OF OCTOBER 1, 1995

TABLE OF CONTENTS

Parties		1
Recitals		1
	ARTICLE ONE
	RELATION TO INDENTURE; DEFINITIONS
Section 1.01.	Integral Part of Indenture	3
Section 1.02.	(a) Definitions	3
	(b) References to Articles and Sections	3
	(c) Terms Referring to this Supplemental Indenture	3

	ARTICLE TWO
	_____% SENIOR NOTES, SERIES DUE _____
Section 2.01.	Designation and Principal Amount	3
Section 2.02.	Stated Maturity Date	3
Section 2.03.	Interest Payment Dates	3
Section 2.04.	Office for Payment	3
Section 2.05.	Redemption Provisions	4
Section 2.06.	Option to Elect Repayment	4
Section 2.07.	Authorized Denominations	4
Section 2.08.	Occurrence of Release Date	4
Section 2.09.	Reopening of Notes	4
Section 2.10.	Form of _____% Senior Notes, Series Due	4

	ARTICLE THREE
	MISCELLANEOUS
Section 3.01.	Recitals of fact, except as stated, are statements of the Company	4
Section 3.02.	Supplemental Indenture to be construed as a part of the Indenture	4
Section 3.03.	(a) Trust Indenture Act to control	4
	(b) Severability of provisions contained in Supplemental Indenture and Notes	5
Section 3.04.	References to either party in Supplemental Indenture include successors or assigns	5
Section 3.05.	(a) Provision for execution in counterparts	5
	(b) Table of Contents and descriptive headings of Articles not to affect meaning	5

Exhibit A	Form of % Senior Notes, Series Due

i

SUPPLEMENTAL INDENTURE No. _____, made as of the _____ day of __________, _____ by and between OKLAHOMA GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of Oklahoma (the “Company”), and BOKF, NA, a national banking association duly organized and existing under the laws of the United States, as successor trustee, registrar and paying agent (the “Trustee”):

WITNESSETH:

WHEREAS, the Company has heretofore executed and delivered its Indenture (hereinafter referred to as the “Indenture”), made as of October 1, 1995; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 1 dated as of October 16, 1995, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating two series of Notes designated “7.30% Senior Notes, Series due October 15, 2025” and “6.250% Senior Notes, Series due October 15, 2000”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 2 dated as of July 1, 1997, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating two series of Notes designated “6.65% Senior Notes, Series due October 15, 2027” and “6.50% Senior Notes, Series due July 15, 2017”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 3 dated as of April 1, 1998, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “6.5000% Senior Notes, Series due April 15, 2028”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 4 dated as of October 15, 2000, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “7.125% Senior Notes, Series due October 15, 2005”; and

WHEREAS, the Company, UMB Bank, N.A. (“UMB”) and The Bank of New York (“BONY”) have heretofore executed and delivered Supplemental Indenture No. 5 dated as of October 24, 2001, providing for the resignation of Bony and the acceptance, by UMB, of its appointment as trustee and the assumption of all duties and responsibilities of the trustee under the Indenture; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 6 dated as of August 1, 2004, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “6.50% Senior Notes, Series due August 1, 2034”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 7 dated as of January 1, 2006, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating two series of Notes designated “5.15% Senior Notes, Series due January 15, 2016” and “5.75% Senior Notes, Series due January 15, 2036”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 8 dated as of January 15, 2008, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “6.45% Senior Notes, Series due February 1, 2038”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 9 dated as of September 1, 2008, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “6.350% Senior Notes, Series due September 1, 2018”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 10 dated as of December 1, 2008, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “8.25% Senior Notes, Series due January 15, 2019”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 11 dated as of June 1, 2010, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “5.85% Senior Notes, Series due June 1, 2040”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 12 dated as of May 15, 2011, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “5.25% Senior Notes, Series due May 15, 2041”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 13 dated as of May 1, 2013, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “3.900% Senior Notes, Series due May 1, 2043”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 14 dated as of March 15, 2014, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “4.55% Senior Notes, Series due March 15, 2044”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 15 dated as of December 1, 2014, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “4.000% Senior Notes, Series due December 15, 2044”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 16 dated as of March 15, 2017, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “4.150% Senior Notes, Series due April 1, 2047”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 17 dated as of August 1, 2017, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “3.85% Senior Notes, Series due August 15, 2047”; and

WHEREAS, the Company, the Trustee and UMB, as predecessor trustee, registrar and paying agent, have heretofore executed and delivered Supplemental Indenture No. 18, dated as of April 26, 2018, providing for the resignation of UMB and the acceptance, by the Trustee, of its appointment as trustee, registrar and paying agent and the assumption of all duties and responsibilities of the trustee, registrar and paying agent under the Indenture; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 19 dated as of August 15, 2018, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “3.80% Senior Notes, Series due August 15, 2028”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 20 dated as of June 1, 2019, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “3.30% Senior Notes, Series due March 15, 2030”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 21 dated as of April 1, 2020, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “3.250% Senior Notes, Series due April 1, 2030”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 22 dated as of May 27, 2021, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “0.553% Senior Notes, Series due May 26, 2023”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 23 dated as of January 5, 2023, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “5.40% Senior Notes, Series due January 15, 2033”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 24 dated as of April 3, 2023, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “5.60% Senior Notes, Series due April 1, 2053”; and

WHEREAS, Section 2.05 of the Indenture provides that Notes shall be issued in series and that a Company Order shall specify the terms of each series; and

WHEREAS, Boatmen’s First National Bank of Oklahoma was formerly the trustee under the Indenture and NationsBank, N.A. succeeded Boatmen’s First National Bank of Oklahoma as trustee pursuant to Section 9.13 of the Indenture, BONY subsequently succeeded Boatmen’s First National Bank of Oklahoma as trustee pursuant to Section 9.13 of the Indenture, UMB subsequently succeeded BONY as trustee pursuant to Section 9.11 of the Indenture, and BOKF, NA has subsequently succeeded UMB as Trustee pursuant to Section 9.11 of the Indenture; and

WHEREAS, the Company has this day delivered a Company Order setting forth the terms of a series of Notes designated “_____% Senior Notes, Series due __________, _____ (hereinafter sometimes referred to as the “Senior Notes due _____”); and

WHEREAS, Section 13.01 of the Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of establishing the form of Notes or establishing or reflecting any terms of any Note and adding to the covenants of the Company; and

WHEREAS, the execution and delivery of this Supplemental Indenture No. _____ (herein, “this Supplemental Indenture”) have been duly authorized by a resolution adopted by the Board of Directors of the Company;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to set forth the terms and conditions upon which the Senior Notes due _____ are, and are to be, authenticated, issued and delivered, and in consideration of the premises of the purchase and acceptance of the Senior Notes due _____ by the Holders thereof and the sum of one dollar duly paid to it by the Trustee at the execution of this Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Senior Notes due _____, as follows:

ARTICLE ONE.

RELATION TO INDENTURE; DEFINITIONS

Section 1.01. This Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.02. For all purposes of this Supplemental Indenture:

(a)
Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b)
All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

(c)
The terms “hereof,” “herein,” “hereby,” “hereto,” “hereunder” and “herewith” refer to this Supplemental Indenture.

ARTICLE TWO.

______ % SENIOR NOTES, SERIES DUE ______

Section 2.01. There shall be a series of Notes designated the “_____% Senior Notes, Series due __________” (the “Senior Notes due _____”). The Senior Notes due _____ shall be limited to $__________ aggregate principal amount, except as provided in Section 2.09 hereof.

Section 2.02. Except as otherwise provided in Section 2.05 hereof, the principal amount of the Senior Notes due _____ shall be payable on the stated maturity date of __________.

Section 2.03. The Senior Notes due _____ shall be dated their date of authentication as provided in the Indenture and shall bear interest from their date at the rate of _____% per annum, payable semi-annually on __________ and __________ of each year, commencing _____. The Regular Record Dates with respect to such __________ and __________ interest payment dates shall be __________ and __________, respectively. Principal and interest shall be payable to the persons and in the manner provided in Sections 2.04 and 2.12 of the Indenture.

Section 2.04. The Senior Notes due _____ shall be payable at the corporate trust office of the Trustee and at the offices of such paying agents as the Company may appoint by Company Order in the future.

Section 2.05. [Insert Redemption Terms]

The Senior Notes due _____ shall not be subject to any sinking fund.

Section 2.06. [The Senior Notes due _____ will be repayable on __________, at the option of the holders thereof, at 100% of their principal amount, together with accrued and unpaid interest to __________. In order for a Senior Note due _____ to be repaid, the Company must receive at the corporate trust office of the Trustee during the period from and including __________ to and including the close of business on ______ (or if __________ is not a Business Day, the next succeeding Business Day): (i) a Senior Note due _____ with the form entitled “Option to Elect Repayment” on the Senior Note due __________ duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a participant of the Depository Trust Company in the United States of America setting forth the name of the Holder of the Senior Note due _____, the principal amount of the Senior Note due _____, the principal amount of the Senior Note due _____ to be repaid and a statement that the option to elect repayment is being exercised thereby and that the participant shall deliver such form entitled “Option to Elect Repayment” on the Senior Note due _____ duly completed to the Trustee’s corporate trust office, no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received at the Trustee’s office, by such fifth Business Day. Effective exercise of the repayment option by the holder of any Senior Note due _____ shall be irrevocable. No transfer or exchange of any Senior Note due _____ (or, in the event that any Senior Note due _____ is to be repaid in part, such portion of the Senior Note due _____ to be repaid) will be permitted after exercise of the repayment option. The repayment option may be exercised by the Holder of a Senior Note due _____ for less than the entire principal amount of the Senior Note due _____, provided the principal amount which is to be repaid is set forth on the form entitled “Option to Elect Repayment” on the Senior Note due _____ and is equal to $1,000 or any integral multiple thereof. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Senior Note due _____ for repayment will be determined by the Company, whose determination will be final, binding and non-appealable. Upon timely delivery of a Senior Note due _____ to the Trustee with the “Option to Elect Repayment” form completed in accordance with the foregoing, the outstanding principal amount of such Senior Note due _____ (or portion thereof indicated on the “Option to Elect Repayment”) shall become due and payable on _____, at a price equal to _____% of the principal amount to be repaid plus accrued and unpaid interest to __________.]

Section 2.07. The Senior Notes due _____ shall be issued in fully registered form without coupons in a minimum denomination of $1,000 and multiples of $1,000 in excess thereof.

Section 2.08. The Release Date (as defined in the Indenture) occurred on April 6, 1998. Accordingly, the Senior Notes due _____ shall be issued as unsecured general obligations of the Company. The Senior Notes due _____, and all other Notes issued or to be issued under the Indenture, will not be secured by First Mortgage Bonds of the Company and will not be entitled to the lien of or the benefits provided by the First Mortgage, which has been extinguished.

Section 2.09. The Senior Notes due _____ may be reopened and additional notes of the Senior Notes due _____ may be issued in excess of the limitation set forth in Section 2.01 hereof, provided that such additional notes will contain the same terms (including the maturity date and interest payment terms) as the other Senior Notes due _____, except for the issue date, prices to public and, if applicable, the first date from which interest will accrue and the initial interest payment date. Any such additional Senior Notes due _____, together with the other Senior Notes due _____, shall constitute a single series for purposes of the Indenture.

Section 2.10. The Senior Notes due _____ shall initially be in the form attached as Exhibit A hereto.

ARTICLE THREE.

MISCELLANEOUS

Section 3.01. The recitals of fact herein and in the Senior Notes due _____ (except the Trustee’s Certificate) shall be taken as statements of the Company and shall not be construed as made by the Trustee.

Section 3.02. This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

Section 3.03.

(a)
If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of the provisions of Sections 310 to 317, inclusive, of said Act, such required provisions shall control.

(b)
In case any one or more of the provisions contained in this Supplemental Indenture or in the notes issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

Section 3.04. Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

Section 3.05.

(a)
This Supplemental Indenture may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(b)
The Table of Contents and the descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

[Signature page follows]

IN WITNESS WHEREOF, OKLAHOMA GAS AND ELECTRIC COMPANY has caused this Supplemental Indenture to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary, and BOKF, NA, as Trustee, has caused this Supplemental Indenture to be signed by its President, a Vice President or an Assistant Vice President, and attested by its Secretary, an Assistant Secretary, a Vice President or an Assistant Vice President, all as of the date first above written.

OKLAHOMA GAS AND ELECTRIC COMPANY

By:

[Vice] President

ATTEST:

[Assistant Secretary]

BOKF, NA, as Trustee

By:

[Assistant] [Vice] President

ATTEST:

[Assistant Secretary]

EXHIBIT A

Form of _____% Senior Note, Series due ________________

REGISTERED	REGISTERED

THIS NOTE IS A GLOBAL NOTE REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

OKLAHOMA GAS AND ELECTRIC COMPANY
_____% SENIOR NOTE, SERIES DUE __________

CUSIP:	NUMBER: R-
ORIGINAL ISSUE DATE(S):	PRINCIPAL AMOUNT(S):
INTEREST RATE: _____%	MATURITY DATE: ___________

Oklahoma Gas and Electric Company, a corporation of the State of Oklahoma (the “Company”), for value received hereby promises to pay to Cede & Co. or registered assigns, the principal sum of _____ on the Maturity Date set forth above, and to pay interest thereon from the Original Issue Date (or if this Global Note has two or more Original Issue Dates, interest shall, beginning on each such Original Issue Date, begin to accrue for that part of the principal amount to which that Original Issue Date is applicable) set forth above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on __________ and __________ in each year, commencing on __________, at the per annum Interest Rate set forth above, until the principal hereof is paid or made available for payment. No interest shall accrue on the Maturity Date, so long as the principal amount of this Global Note is paid on the Maturity Date. The interest so payable and punctually paid or duly provided for on any such Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Global Note is registered at the close of business on the Regular Record Date for such interest, which shall be the __________ or the __________, as the case may be, next preceding such Interest Payment Date, provided that the first Interest Payment Date for any part of this Global Note, the Original Issue Date of which is after a Regular Record Date but prior to the applicable Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date; and provided that interest payable on the Maturity Date set forth above or, if applicable, upon redemption, repayment or acceleration, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture (as defined below), any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Global Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Noteholders not more than fifteen days or fewer than ten days prior to such Special Record Date. On or before 10:00 a.m., New York City time, or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which such payment of interest is due on this Global Note (other than maturity), the Trustee shall pay to the Depositary such interest in same day funds. On or before 10:00 a.m., New York City time, or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which principal, interest payable at maturity and premium, if any, is due on this Global Note, the Trustee shall deposit with the Depositary the amount equal to the principal, interest payable at maturity and premium, if any, by wire transfer into the account specified by the Depositary. As a condition to the payment, on the Maturity Date or upon redemption, repayment or acceleration, of any part of the principal and applicable premium of this Global Note, the Depositary shall surrender, or cause to be surrendered, this Global Note to the Trustee, whereupon a new Global Note shall be issued to the Depositary.

This Global Note is a global security in respect of a duly authorized issue of _____% Senior Notes, Series due __________ (the “Notes of this Series,” which term includes any Global Notes representing such Notes) of the Company issued and to be issued under an Indenture dated as of October 1, 1995 between the Company and BOKF, NA as successor trustee (the “Trustee,” which term includes any subsequent successor Trustee under the Indenture) and indentures supplemental thereto (collectively, the “Indenture”). Under the Indenture, one or more series of notes may be issued and, as used herein, the term “Notes” refers to the Notes of this Series and any other outstanding series of Notes. Reference is hereby made to the Indenture for a more complete statement of the respective rights, limitations of rights, duties and immunities under the Indenture of the Company, the Trustee and the Noteholders

and of the terms upon which the Notes are and are to be authenticated and delivered. This Global Note has been issued in respect of the series designated on the first page hereof.

Each Note of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date or Dates. Each Note or Global Note issued upon transfer, exchange or substitution of such Note or Global Note shall bear the Original Issue Date or Dates of such transferred, exchanged or substituted Note or Global Note, as the case may be.

[Insert Redemption Terms]

[The Notes of this Series will be repayable on __________, at the option of the Holders thereof, at 100% of their principal amount, together with accrued and unpaid interest to __________. In order for this Global Note to be repaid, the Company must receive at the corporate trust office of the Trustee during the period from and including __________ to and including the close of business on __________ (or if __________ is not a Business Day, the next succeeding Business Day): (i) this Global Note with the form entitled “Option to Elect Repayment” on this Global Note duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a participant of the Depository Trust Company in the United States of America setting forth the name of the Holder of this Global Note, the principal amount of this Global Note, the principal amount of this Global Note to be repaid and a statement that the option to elect repayment is being exercised thereby and that the participant shall deliver such form entitled “Option to Elect Repayment” on this Global Note duly completed to the Trustee’s corporate trust office, no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Global Note and form duly completed are received at the Trustee’s office, by such fifth Business Day. Effective exercise of the repayment option by the Holder of any Note of this Series shall be irrevocable. No transfer or exchange of any Note of this Series (or, in the event that any Note of this Series is to be repaid in part, such portion of the Note of this Series to be repaid) will be permitted after exercise of the repayment option. The repayment option may be exercised by the Holder of a Note of this Series for less than the entire principal amount of the Note of this Series, provided the principal amount which is to be repaid is set forth on the form entitled “Option to Elect Repayment” on the Note of this Series and is equal to $1,000 or any integral multiple thereof. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note of this Series for repayment will be determined by the Company, whose determination will be final, binding and non-appealable. Upon timely delivery of a Note of this Series to the Trustee with the “Option to Elect Repayment” form completed in accordance with the foregoing, the outstanding principal amount of such Note of this Series (or portion thereof indicated in the “Option to Elect Repayment”) shall become due and payable on _____, at a price equal to _____% of the principal amount to be repaid plus accrued and unpaid interest to __________]

Interest payments for this Global Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or date on which the principal of this Global Note is required to be paid is not a Business Day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or date on which the principal of this Global Note is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal of this Global Note is required to be paid.

The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Notes (except for certain obligations including obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Notes on the dates such payments are due in accordance with the terms of the Notes.

If an Event of Default shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon the Note.

As set forth in and subject to the provisions of the Indenture, no Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes, the Holders of not less than a majority in principal amount of the outstanding Notes affected by such Event of Default shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Global Note on or after the respective due dates expressed here.

No reference herein to the Indenture and to provisions of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Global Note at the times, places and rates and the coin or currency prescribed in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, this Global Note may be transferred only as permitted by the legend hereto.

If at any time the Depositary for this Global Note notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or if at any time the Depositary for this Global Note shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to this Global Note. If a successor Depositary for this Global Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election to issue this Note in global form shall no longer be effective with respect to this Global Note and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this Series in exchange for this Global Note, will authenticate and deliver individual Notes of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of this Global Note.

The Company may at any time and in its sole discretion determine that all Notes of this Series (but not less than all) issued or issuable in the form of one or more Global Notes shall no longer be represented by such Global Note or Notes. In such event, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this Series in exchange for such Global Note, shall authenticate and deliver, individual Notes of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Note or Notes in exchange for such Global Note or Notes.

Under certain circumstances specified in the Indenture, the Depositary may be required to surrender any two or more Global Notes which have identical terms (but which may have differing Original Issue Dates) to the Trustee, and the Company shall execute and the Trustee shall authenticate and deliver to, or at the direction of, the Depositary a Global Note in principal amount equal to the aggregate principal amount of, and with all terms identical to, the Global Notes surrendered thereto and that shall indicate all Original Issue Dates and the principal amount applicable to each such Original Issue Date.

The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of Oklahoma.

Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized signatory, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

All terms used in this Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

OKLAHOMA GAS AND ELECTRIC COMPANY

By:

[Vice] President

By:

[Assistant Secretary]

Dated:

TRUSTEE’S CERTIFICATE

OF AUTHENTICATION

This Note is one of the Notes of the series herein designated, described or provided for in the within-mentioned Indenture.

BOKF, NA, as Trustee

By:

Authorized Officer

[OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Company to repay this Senior Note (or portion thereof specified below) on __________ pursuant to its terms at a price equal to the principal amount thereof, together with accrued and unpaid interest to __________, to the undersigned at:

(Please print or type the name and address of the undersigned above)

If less than the entire principal amount of this Senior Note is to be repaid on __________, specify the principal amount thereof which the holder elects to have repaid: __________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Senior Notes to be issued to the holder for the portion of this Senior Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): __________

Dated: ____________

________________________

(Signature)

NOTICE: The signature of this Option to Elect Repayment must correspond with the name as written upon the face of the within Senior Note in every particular without alteration or enlargement or any change whatever.]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

UNIF GIFT MIN ACT - _____ Custodian __________
TEN COM - as tenants in common	(Minor) (Cust)

TEN ENT - as tenants by the entireties	Under Uniform Gifts to Minors
JT TEN - as joint tenants with right of survivorship and not as tenants in
common	State

Additional abbreviations may also be used

though not in the above list.

____________________________________

FOR VALUE RECEIVED the undersigned hereby sell(s)

assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

__________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Please print or typewrite name and address

including postal zip code of assignee

______________________________________________________________________________________________________

the within note and all rights thereunder, hereby irrevocably constituting and appointing ___________ attorney to transfer said note on the books of the Company, with full power of substitution in the premises.

Dated:

______________________________________________________________________________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

______________________________________________________________________________________________________

Signature Guaranteed By:

______________________________________________________________________________________________________

(Name of Eligible Guarantor Institution as defined by SEC Rule 17 Ad-15 (17 CFR 240.17 Ad-15))

By: ____________________________________

Name:

Title: